Exhibit 99.1

Contacts:	Alex Abraham (media)	Anne-Marie Megela (investors)
	Alex.Abraham@kraftheinz.com	ir@kraftheinz.com

KRAFT HEINZ REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS
Provides Full Year 2023 Outlook for Organic Net Sales(1)(2), Adjusted EBITDA(1)(2),
and Adjusted EPS(1)(2)
Fourth Quarter Highlights
•Net sales increased 10.0%, with Organic Net Sales(1) growth of 10.4%.
•Net income/(loss) increased 447.9%. Adjusted EBITDA(1) increased 8.6%.
•Diluted EPS was $0.72, up 442.9%. Adjusted EPS(1) was $0.85, up 7.6%.
PITTSBURGH & CHICAGO - Feb. 15, 2023 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the fourth quarter and full year 2022.

“2022 was an incredible year for Kraft Heinz, delivering strong results and ending the fourth quarter with solid momentum that positions us well for 2023,” said Kraft Heinz CEO and Chair of the Board Miguel Patricio. “We continue to see strength driven by our key growth pillars, while at the same time prioritizing investments in our brands and delivering on efficiencies.”

“The results were even more impressive considering the difficult operating environment, with record levels of inflation and supply chain disruptions, to which our teams responded with agility. I am very proud of the entire Kraft Heinz team for a strong year, while continuing to execute on our long-term strategy. We are confident that all the work we’ve done thus far positions us well to accelerate profitable growth and generate attractive returns for our stockholders.”

Net Sales
In millions
	Net Sales			Organic Net Sales(1)
	December 31, 2022	December 25, 2021	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
North America	$5,684	$5,208	9.1%	9.2%	14.2 pp	(5.0) pp
International	1,697	1,501	13.1%	14.3%	18.5 pp	(4.2) pp
Kraft Heinz	$7,381	$6,709	10.0%	10.4%	15.2 pp	(4.8) pp

For the Year Ended
North America	$20,340	$20,351	(0.1)%	9.2%	13.0 pp	(3.8) pp
International	6,145	5,691	8.0%	11.6%	13.5 pp	(1.9) pp
Kraft Heinz	$26,485	$26,042	1.7%	9.8%	13.2 pp	(3.4) pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Year Ended
	December 31, 2022	December 25, 2021	% Chg vs PY	December 31, 2022	December 25, 2021	% Chg vs PY
Gross profit	$2,364	$2,162	9.3%	$8,122	$8,682	(6.5)%
Operating income/(loss)	1,226	(20)	6,517.7%	3,634	3,460	5.0%
Net income/(loss)	887	(255)	447.9%	2,368	1,024	131.3%
Net income/(loss) attributable to common shareholders	890	(257)	447.2%	2,363	1,012	133.4%
Diluted EPS	$0.72	$(0.21)	442.9%	$1.91	$0.82	132.9%

Adjusted EPS(1)	0.85	0.79	7.6%	2.78	2.93	(5.1)%
Adjusted EBITDA(1)	$1,743	$1,606	8.6%	$6,003	$6,371	(5.8)%

Q4 2022 Financial Summary
•Net sales increased 10.0 percent versus the year-ago period to $7.4 billion, including a positive 7.1 percentage point impact from a 53rd week, a negative 4.6 percentage point impact from divestitures and acquisitions, and a negative 2.9 percentage point impact from currency. Organic Net Sales increased 10.4 percent versus the prior year period. Price increased 15.2 percentage points versus the prior year period, with increases in both reportable segments primarily driven by price increases to mitigate rising input costs. Volume/mix declined 4.8 percentage points versus the prior year period, with declines in both reportable segments that were primarily driven by supply constraints and elasticity impacts from pricing actions.

•Net income/(loss) increased 447.9 percent versus the year-ago period to $887 million, primarily driven by non-cash impairment losses in the prior year period, lower interest expense primarily due to debt extinguishment costs in the prior year period, and higher Adjusted EBITDA versus the prior year period. These factors were partially offset by higher tax expense, an accrual related to the previously disclosed securities class action lawsuit, and unfavorable changes in other expense/(income). Adjusted EBITDA increased 8.6 percent versus the year-ago period to $1.7 billion, including a positive 7.4 percentage point impact from a 53rd week, a negative 4.9 percentage point impact from divestitures and acquisitions, and a negative 2.1 percentage point impact from currency. The remaining year-over-year increase in Adjusted EBITDA is a result of higher pricing and efficiency gains that more than offset higher supply chain costs (reflecting inflationary pressure in procurement, logistics, and manufacturing costs), higher commodity costs (mainly in dairy, packaging materials, energy, and soybean and vegetable oils), as well as unfavorable volume/mix.
•Diluted EPS was $0.72, up 442.9% versus the prior year period, driven by the net income/(loss) factors discussed above. Adjusted EPS(1) was $0.85, up 7.6 percent versus the prior year period, primarily driven by results of ongoing operations, a 53rd week, and lower interest expense versus the prior year period. These factors were partially offset by a negative $0.05 impact from divestitures and unfavorable changes in other expense/(income).

FY 2022 Financial Summary
•Net Sales increased 1.7 percent versus the year-ago period to $26.5 billion, including a negative 8.0 percentage point impact from divestitures and acquisitions, a negative 2.0 percentage point impact from currency, and a positive 1.9 percentage point impact from a 53rd week. Organic Net Sales increased 9.8 percent versus the prior year period. Price increased 13.2 percentage points versus the prior year period, with increases in both reportable segments primarily driven by price increases to mitigate rising input costs. Volume/mix declined 3.4 percentage points versus the prior year period, with declines in both reportable segments that were primarily driven by supply constraints and elasticity impacts from pricing actions.
•Net income/(loss) increased 131.3 percent versus the year-ago period to $2.4 billion, driven by lower interest expense primarily due to debt extinguishment costs in the prior year period and lower non-cash impairment losses in the current year period. These factors were partially offset by lower Adjusted EBITDA versus the prior year period and an accrual related to the previously disclosed securities class action lawsuit. Adjusted EBITDA decreased 5.8 percent versus the year-ago period to $6.0 billion, including a negative 6.1 percentage point impact from divestitures and acquisitions, a negative 1.3 percentage point impact from currency, and a positive 1.9 percentage point impact from a 53rd week. The remaining year-over-year decrease in Adjusted EBITDA is primarily a result of higher supply chain costs (reflecting inflationary pressure in procurement, logistics, and manufacturing costs), higher commodity costs (mainly in dairy, packaging materials, soybean and vegetable oils, energy, and meat), and unfavorable volume/mix. These impacts were offset by higher pricing and efficiency gains.

•Diluted EPS was $1.91, up 132.9 percent versus the prior year period, primarily driven by the net income/(loss) factors discussed above. Adjusted EPS was $2.78, down 5.1 percent versus the prior year period, primarily driven by a negative $0.26 impact from divestitures, higher taxes on adjusted earnings, and unfavorable changes in other expense/(income). These factors were partially offset by lower interest expense and a 53rd week.
•Year-to-date net cash provided by operating activities was $2.5 billion, down 54.0 percent versus the year-ago period, primarily driven by one-time proceeds from the sale of licenses in connection with the Cheese Transaction in the prior year period, higher cash outflows for inventories primarily related to stock rebuilding, increased input costs, and the acceleration of payments to suppliers attributed to the wind-down of existing product financing arrangements, and lower Adjusted EBITDA. These impacts were partially offset by lower cash outflows for interest, primarily due to prior year reduction of long-term debt. Year-to date Free Cash Flow(1) was $1.6 billion, down 65.2 percent versus the comparable prior year period due to the same drivers of net cash provided by operating activities.
Outlook
The Company expects 2023 Organic Net Sales(1)(2) growth of 4 to 6 percent versus 2022. Constant Currency Adjusted EBITDA(1)(2) growth from 2022 to 2023 is expected to range between 2 to 4 percent, or 4 to 6 percent when excluding the impact from the 53rd week in 2022.
The Company anticipates high single-digit inflation for the year, with pricing and gross efficiencies contributing to Adjusted Gross Profit Margin(1)(2) recovery. Adjusted Gross Profit Margin expansion is expected to fund incremental investments across technology, marketing, and people.
Adjusted EPS(1)(2) is expected to be $2.67 to $2.75, which includes approximately a $0.04 negative impact from expected unfavorable changes in non-cash pension and post-retirement benefits, and a $0.04 currency headwind at current foreign exchange rates. The expected 2023 year-over-year Adjusted EPS performance reflects a negative $0.06 impact from lapping the 53rd week in 2022.
End Notes
(1)Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, Adjusted Gross Profit Margin and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)Guidance for Organic Net Sales, Constant Currency Adjusted EBITDA, Adjusted EPS, and Adjusted Gross Margin is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, equity award compensation expense, nonmonetary currency devaluation, and debt prepayment and extinguishment (benefit)/costs, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.

Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's fourth quarter and full year 2022 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question and answer session beginning today at 9:00 a.m. Eastern Standard Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.
ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2022 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “provide,” “deliver,’ “see,” “drive,” “accelerate,” “execute,” “generate,” “anticipate,” “believe,” “continue,” “could,” “expect,” “plan,” “will,” “guidance,” and “outlook,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, divestitures, alliances, joint ventures, or investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the influence of the Company’s largest stockholder; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; disruptions in the global economy caused by geopolitical conflicts, including the ongoing conflict between Russia and Ukraine; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business (including inflationary pressures, general economic slowdown, or recession); changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; our dependence on information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors.

For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, Free Cash Flow, Adjusted Gross Profit, and Adjusted Net Income/(Loss), which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), gross profit, diluted earnings per share (“EPS”), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company’s performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company’s underlying operations. The Company believes:
•Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit, Adjusted Net Income/(Loss), and Adjusted EPS provide important comparability of underlying operating results, allowing investors and management to assess the Company’s operating performance on a consistent basis; and
•Free Cash Flow provides a measure of the Company’s core operating performance, the cash-generating capabilities of the Company’s business operations, and is one factor used in determining the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes.
Management believes that presenting the Company’s non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company’s business than could be obtained absent these disclosures.
Definitions
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of divestiture-related license income (e.g., income related to the sale of licenses in connection with the Cheese Transaction), restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities). The Company also presents Adjusted EBITDA on a constant currency basis (Constant Currency Adjusted EBITDA). The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate.
Adjusted Gross Profit, Adjusted Net Income/(Loss), and Adjusted EPS are defined as gross profit, net income/(loss), and diluted earnings per share, respectively, excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment (benefit)/costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis.
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.

			Schedule 1
The Kraft Heinz Company Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Net sales	$7,381	$6,709	$26,485	$26,042
Cost of products sold	5,017	4,547	18,363	17,360
Gross profit	2,364	2,162	8,122	8,682
Selling, general and administrative expenses, excluding impairment losses	1,138	891	3,575	3,588
Goodwill impairment losses	—	53	444	318
Intangible asset impairment losses	—	1,238	469	1,316
Selling, general and administrative expenses	1,138	2,182	4,488	5,222
Operating income/(loss)	1,226	(20)	3,634	3,460
Interest expense	217	604	921	2,047
Other expense/(income)	(42)	(104)	(253)	(295)
Income/(loss) before income taxes	1,051	(520)	2,966	1,708
Provision for/(benefit from) income taxes	164	(265)	598	684
Net income/(loss)	887	(255)	2,368	1,024
Net income/(loss) attributable to noncontrolling interest	(3)	2	5	12
Net income/(loss) attributable to common shareholders	$890	$(257)	$2,363	$1,012

Basic shares outstanding	1,226	1,225	1,226	1,224
Diluted shares outstanding	1,233	1,225	1,235	1,236

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.73	$(0.21)	$1.93	$0.83
Diluted earnings/(loss) per share	0.72	(0.21)	1.91	0.82

						Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	53rd Week	Organic Net Sales	Price	Volume/Mix
December 31, 2022
North America	$5,684	$(35)	$—	$357	$5,362
International	1,697	(143)	71	97	1,672
Kraft Heinz	$7,381	$(178)	$71	$454	$7,034

December 25, 2021
North America	$5,208	$—	$297	$—	$4,911
International	1,501	12	26	—	1,463
Kraft Heinz	$6,709	$12	$323	$—	$6,374

Year-over-year growth rates
North America	9.1%	(0.7) pp	(6.6) pp	7.2 pp	9.2%	14.2 pp	(5.0) pp
International	13.1%	(10.5) pp	2.6 pp	6.7 pp	14.3%	18.5 pp	(4.2) pp
Kraft Heinz	10.0%	(2.9) pp	(4.6) pp	7.1 pp	10.4%	15.2 pp	(4.8) pp

						Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Year Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	53rd Week	Organic Net Sales	Price	Volume/Mix
December 31, 2022
North America	$20,340	$(67)	$—	$357	$20,050
International	6,145	(430)	279	97	6,199
Kraft Heinz	$26,485	$(497)	$279	$454	$26,249

December 25, 2021
North America	$20,351	$—	$1,990	$—	$18,361
International	5,691	26	109	—	5,556
Kraft Heinz	$26,042	$26	$2,099	$—	$23,917

Year-over-year growth rates
North America	(0.1)%	(0.4) pp	(10.8) pp	1.9 pp	9.2%	13.0 pp	(3.8) pp
International	8.0%	(8.1) pp	2.8 pp	1.7 pp	11.6%	13.5 pp	(1.9) pp
Kraft Heinz	1.7%	(2.0) pp	(8.0) pp	1.9 pp	9.8%	13.2 pp	(3.4) pp

	Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Year Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Net income/(loss)	$887	$(255)	$2,368	$1,024
Interest expense	217	604	921	2,047
Other expense/(income)	(42)	(104)	(253)	(295)
Provision for/(benefit from) income taxes	164	(265)	598	684
Operating income/(loss)	1,226	(20)	3,634	3,460
Depreciation and amortization (excluding restructuring activities)	246	233	922	910
Divestiture-related license income	(15)	(4)	(56)	(4)
Restructuring activities	36	32	74	84
Deal costs	1	3	9	11
Unrealized losses/(gains) on commodity hedges	(2)	29	63	17
Impairment losses	—	1,291	999	1,634
Certain non-ordinary course legal and regulatory matters	210	—	210	62
Equity award compensation expense	41	42	148	197
Adjusted EBITDA	$1,743	$1,606	$6,003	$6,371

Segment Adjusted EBITDA:
North America	$1,550	$1,445	$5,284	$5,576
International	284	245	1,017	1,066
General corporate expenses	(91)	(84)	(298)	(271)
Adjusted EBITDA	$1,743	$1,606	$6,003	$6,371

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
December 31, 2022
North America	$1,550	$(8)	$1,558
International	284	(26)	310
General corporate expenses	(91)	2	(93)
Kraft Heinz	$1,743	$(32)	$1,775

December 25, 2021
North America	$1,445	$—	$1,445
International	245	2	243
General corporate expenses	(84)	—	(84)
Kraft Heinz	$1,606	$2	$1,604

Year-over-year growth rates
North America	7.3%	(0.5) pp	7.8%
International	16.0%	(12.0) pp	28.0%
General corporate expenses	8.3%	(3.2) pp	11.5%
Kraft Heinz	8.6%	(2.1) pp	10.7%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Year Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
December 31, 2022
North America	$5,284	$(14)	$5,298
International	1,017	(71)	1,088
General corporate expenses	(298)	9	(307)
Kraft Heinz	$6,003	$(76)	$6,079

December 25, 2021
North America	$5,576	$—	$5,576
International	1,066	6	1,060
General corporate expenses	(271)	—	(271)
Kraft Heinz	$6,371	$6	$6,365

Year-over-year growth rates
North America	(5.2)%	(0.2) pp	(5.0)%
International	(4.6)%	(7.2) pp	2.6%
General corporate expenses	9.8%	(3.5) pp	13.3%
Kraft Heinz	(5.8)%	(1.3) pp	(4.5)%

										Schedule 7
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	December 31, 2022
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$2,364	$1,138	$1,226	$217	$(42)	$1,051	$164	$887	$(3)	$890	$0.72
Items Affecting Comparability
Restructuring activities	12	(24)	36	—	(1)	37	9	28	—	28	0.02
Deal Costs	—	(1)	1	—	—	1	1	—	—	—	—
Unrealized losses/(gains) on commodity hedges	(2)	—	(2)	—	—	(2)	(1)	(1)	—	(1)	—
Certain non-ordinary course legal and regulatory matters	—	(210)	210	—	—	210	49	161	—	161	0.13
Losses/(gains) on sale of business	—	—	—	—	24	(24)	(15)	(9)	—	(9)	(0.01)
Nonmonetary currency devaluation	—	—	—	—	(1)	1	—	1	—	1	—
Debt prepayment and extinguishment (benefit)/costs	—	—	—	26	—	(26)	(7)	(19)	—	(19)	(0.01)
Adjusted Non-GAAP Results	$2,374							$1,048			$0.85

										Schedule 8
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	December 25, 2021
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$2,162	$2,182	$(20)	$604	$(104)	$(520)	$(265)	$(255)	$2	$(257)	$(0.21)
Items Affecting Comparability
Restructuring activities	9	(22)	31	—	(1)	32	8	24	—	24	0.02
Deal Costs	—	(3)	3	—	—	3	1	2	—	2	—
Unrealized losses/(gains) on commodity hedges	29	—	29	—	—	29	7	22	—	22	0.02
Impairment losses	—	(1,291)	1,291	—	—	1,291	290	1,001	—	1,001	0.81
Losses/(gains) on sale of business	—	—	—	—	33	(33)	66	(99)	—	(99)	(0.08)
Nonmonetary currency devaluation	—	—	—	—	4	(4)	—	(4)	—	(4)	—
Debt prepayment and extinguishment (benefit)/costs	—	—	—	(346)	—	346	68	278	—	278	0.23
Adjusted Non-GAAP Results	$2,200							$969			$0.79

										Schedule 9
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Year Ended
	December 31, 2022
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$8,122	$4,488	$3,634	$921	$(253)	$2,966	$598	$2,368	$5	$2,363	$1.91
Items Affecting Comparability
Restructuring activities	27	(47)	74	—	—	74	18	56	—	56	0.05
Deal Costs	—	(9)	9	—	—	9	4	5	—	5	—
Unrealized losses/(gains) on commodity hedges	63	—	63	—	—	63	15	48	—	48	0.04
Impairment losses	86	(913)	999	—	—	999	132	867	—	867	0.70
Certain non-ordinary course legal and regulatory matters	—	(210)	210	—	—	210	49	161	—	161	0.13
Losses/(gains) on sale of business	—	—	—	—	25	(25)	(8)	(17)	—	(17)	(0.01)
Other losses/(gains) related to acquisitions and divestitures	—	—	—	—	38	(38)	(9)	(29)	—	(29)	(0.02)
Nonmonetary currency devaluation	—	—	—	—	(17)	17	—	17	—	17	0.01
Debt prepayment and extinguishment (benefit)/costs	—	—	—	38	—	(38)	(3)	(35)	—	(35)	(0.03)
Adjusted Non-GAAP Results	$8,298							$3,441			$2.78

										Schedule 10
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Year Ended
	December 25, 2021
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$8,682	$5,222	$3,460	$2,047	$(295)	$1,708	$684	$1,024	$12	$1,012	$0.82
Items Affecting Comparability
Restructuring activities	13	(70)	83	—	(1)	84	20	64	—	64	0.05
Deal Costs	—	(11)	11	—	—	11	7	4	—	4	—
Unrealized losses/(gains) on commodity hedges	17	—	17	—	—	17	4	13	—	13	0.01
Impairment losses	—	(1,634)	1,634	—	—	1,634	310	1,324	—	1,324	1.07
Certain non-ordinary course legal and regulatory matters	—	(62)	62	—	—	62	—	62	—	62	0.05
Losses/(gains) on sale of business	—	—	—	—	44	(44)	(225)	181	—	181	0.15
Debt prepayment and extinguishment (benefit)/costs	—	—	—	(917)	—	917	189	728	—	728	0.59
Certain significant discrete income tax items	—	—	—	—	—	—	(235)	235	—	235	0.19
Adjusted Non-GAAP Results	$8,712							$3,635			$2.93

	Schedule 11
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	December 31, 2022	December 25, 2021	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$0.95	$0.87	$0.08
Results of divested operations	—	0.05	(0.05)
53rd week	0.06	—	0.06
Interest expense	(0.16)	(0.18)	0.02
Other expense/(income)	0.02	0.05	(0.03)
Effective tax rate	(0.01)	—	(0.01)
Effect of dilutive equity awards(c)	(0.01)	—	(0.01)
Adjusted EPS	$0.85	$0.79	$0.06
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.05 for the three months ended December 31, 2022 and $0.04 for the three months ended December 25, 2021.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.01 for the three months ended December 31, 2022.
(c)    Represents the impact of excluding the dilutive equity awards for the three months ended December 25, 2021, as their inclusion would have had an anti-dilutive effect on EPS due to net losses attributable to common shareholders for the same period.

	Schedule 12
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Year Ended
	December 31, 2022	December 25, 2021	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$3.26	$3.25	$0.01
Results of divested operations	0.01	0.27	(0.26)
53rd week	0.06	—	0.06
Interest expense	(0.63)	(0.76)	0.13
Other expense/(income)(c)	0.14	0.17	(0.03)
Effective tax rate	(0.06)	—	(0.06)
Adjusted EPS	$2.78	$2.93	$(0.15)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.18 in 2022 and $0.16 in 2021.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.04 in 2022.
(c) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.01 in 2022 and 2021.

		Schedule 13
The Kraft Heinz Company Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	December 31, 2022	December 25, 2021
ASSETS
Cash and cash equivalents	$1,040	$3,445
Trade receivables, net	2,120	1,957
Inventories	3,651	2,729
Prepaid expenses	240	136
Other current assets	842	716
Assets held for sale	4	11
Total current assets	7,897	8,994
Property, plant and equipment, net	6,740	6,806
Goodwill	30,833	31,296
Intangible assets, net	42,649	43,542
Other non-current assets	2,394	2,756
TOTAL ASSETS	$90,513	$93,394
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$6	$14
Current portion of long-term debt	831	740
Trade payables	4,848	4,753
Accrued marketing	749	804
Interest payable	264	268
Income taxes payable	136	541
Other current liabilities	2,194	1,944
Total current liabilities	9,028	9,064
Long-term debt	19,233	21,061
Deferred income taxes	10,152	10,536
Accrued postemployment costs	144	205
Long-term deferred income	1,477	1,534
Other non-current liabilities	1,609	1,542
TOTAL LIABILITIES	41,643	43,942
Redeemable noncontrolling interest	40	4
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	51,834	53,379
Retained earnings/(deficit)	489	(1,682)
Accumulated other comprehensive income/(losses)	(2,810)	(1,824)
Treasury stock, at cost	(847)	(587)
Total shareholders' equity	48,678	49,298
Noncontrolling interest	152	150
TOTAL EQUITY	48,830	49,448
TOTAL LIABILITIES AND EQUITY	$90,513	$93,394

	Schedule 14
The Kraft Heinz Company Consolidated Statements of Cash Flows (in millions) (Unaudited)
	For the Year Ended
	December 31, 2022	December 25, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$2,368	$1,024
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	933	910
Amortization of postemployment benefit plans prior service costs/(credits)	(14)	(7)
Divestiture-related license income	(56)	(4)
Equity award compensation expense	148	197
Deferred income tax provision/(benefit)	(278)	(1,042)
Postemployment benefit plan contributions	(23)	(27)
Goodwill and intangible asset impairment losses	913	1,634
Nonmonetary currency devaluation	17	—
Loss/(gain) on sale of business	(25)	(44)
Proceeds from sale of license	—	1,587
Loss/(gain) on extinguishment of debt	(38)	917
Other items, net	7	(187)
Changes in current assets and liabilities:
Trade receivables	(228)	87
Inventories	(1,121)	(144)
Accounts payable	152	408
Other current assets	(314)	(32)
Other current liabilities	28	87
Net cash provided by/(used for) operating activities	2,469	5,364
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(916)	(905)
Payments to acquire business, net of cash acquired	(481)	(74)
Settlement of net investment hedges	208	(28)
Proceeds from sale of business, net of cash disposed and working capital adjustments	88	5,014
Other investing activities, net	10	31
Net cash provided by/(used for) investing activities	(1,091)	4,038
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(1,465)	(6,202)
Debt prepayment and extinguishment benefit/(costs)	10	(924)
Proceeds from issuance of commercial paper	228	—
Repayments of commercial paper	(228)	—
Dividends paid	(1,960)	(1,959)
Other financing activities, net	(299)	(259)
Net cash provided by/(used for) financing activities	(3,714)	(9,344)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(69)	(30)
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	(2,405)	28
Balance at beginning of period	3,446	3,418
Balance at end of period	$1,041	$3,446

		Schedule 15
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used for) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Year Ended
	December 31, 2022	December 25, 2021
Net cash provided by/(used for) operating activities	$2,469	$5,364
Capital expenditures	(916)	(905)
Free Cash Flow	$1,553	$4,459